UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2009

Auburn Bancorp, Inc.

(Exact name of registrant as specified in its charter)

United States	000-53370	26-2139168
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

256 Court Street, P.O. Box 3157, Auburn, Maine	04212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(207) 782-0400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b) On April 3, 2009, Mr. August Berta informed Auburn Bancorp, Inc. (the “Company”) and Auburn Savings Bank, FSB, the Company’s banking subsidiary (the “Bank”), that he was resigning from the Board of Directors of the Company and of the Bank, effective April 3, 2009. Mr. Berta did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company’s and the Bank’s Board of Directors expects to fill the vacancy created by Mr. Berta’s resignation in the near future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUBURN BANCORP, INC.
(Registrant)

Date: April 3, 2009	By:	/s/ Allen T. Sterling
Name: Allen T. Sterling
Title: President and Chief Executive Officer